JRJR Networks Receives Approval of Plan Submitted to NYSE to Regain Compliancy Pursuant to Section 1003

For Immediate Release

(Dallas, TX, March 22, 2017) – JRjr33, Inc., doing business as JRJR Networks [NYSE MKT: JRJR] today announced it has received approval from the New York Stock Exchange MKT (the “NYSE”) regarding the plan it submitted for regaining compliance with Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii) of the NYSE MKT continued listing standards.

As previously disclosed, the Company received notification from the NYSE that the Company was not in compliance with the listing requirements set forth in the above referenced Sections requiring the Company to maintain a minimum level of shareholders equity of $6 million.  Pursuant to the notification from the NYSE, the Company filed a plan on February 9, 2017 (the “Plan”) outlining among other things its plans and initiatives to regain compliance within the next 18 months.

The Company was notified on March 17, 2017 that the NYSE has reviewed the Plan submitted by the Company and has accepted the Plan and has extended the time to gain compliance with the continued listing standards until July 10, 2018.  The NYSE  also notified the Company it will review the Plan periodically, including quarterly updates from the Company, for compliance and achievement of the initiatives set forth by the Company.

About JRJR Networks (www.jrjrnetworks.com)

JRJR Networks is a growing platform of direct-to-consumer brands. Within JRJR Networks, each company retains its separate identity, sales force, product line and compensation plan, while JRJR Networks seeks synergies and efficiencies in operational areas. JRJR Networks companies currently include The Longaberger Company, a 42-year old maker of hand-crafted baskets and other home decor items; Your Inspiration At Home, an award-winning maker of hand-crafted spices and other gourmet food items from around the world; Tomboy Tools, a direct seller of tools designed for women; Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line, operating in 50 countries; Paperly, which offers a line of custom stationery and other personalized products; Uppercase Living, which offers a line of customizable vinyl expressions for display on walls in the home; Kleeneze, a 95-year old UK-based catalog seller of cleaning, health, beauty, home, outdoor and a variety of other products, and Betterware, a UK-based home catalog seller. JRJR Networks also includes Happenings, a lifestyle publication and marketing company.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," or "will" or the negative of these terms or other comparable terminology and include statements regarding the Company’s ability to regain compliance with the NYSE MKT continued listing standards by July 10, 2018, opportunities under review and the continued enhancement of the brand and business model.  These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to regain compliance with the continued listing standards by July 10, 2018, our ability to comply with other continued listing requirements of the NYSE MKT, our ability to expand leadership activities in support of our sales, our ability to continue to grow, our ability to integrate the entities that we have acquired, our ability to strengthen our internal controls and the other risks outlined under "Risk Factors" in our Annual Report on Form 10-K for our fiscal year ended December 31, 2015 and our other filings with the SEC, including subsequent reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Investor Relations: Tucker Gagen (tucker.gagen@jrjrnetworks.com)

Media Contact: Brenton Baker (brenton.baker@jrjrnetworks.com)